UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2008, Patrick Olson, age 42, has been appointed to the Board of Directors of Global Cash Access Holdings, Inc. (the “Company”) as a Class I director, whose term shall expire at the annual meeting of stockholders to be held in 2007. Mr. Olson was also appointed to the Audit Committee and to the Compensation Committee of the Company. Mr. Olson was simultaneously elected to the Board of Directors of the Company’s wholly-owned subsidiary, Global Cash Access, Inc.

Mr. Olson is a Managing Director of BlackRock, Inc., a global investment management and risk management firm where he is responsible for investments of that firm’s proprietary capital and where he has been employed since 2005. Prior to that, he was an investment banker at Merrill Lynch for eight years, where he was a Managing Director and Head of the Business and Information Services Investment Banking practice, with a particular focus on the payments industry.

In connection with his appointment to the Board of Directors of the Company, Mr. Olson will receive an option to purchase 100,000 shares of Common Stock of the Company pursuant to the Company’s 2005 Stock Incentive Plan, at an exercise price of $5.93 per share. Subject to Mr. Olson’s continuous service to the Company, which includes service as a member of the Board of Directors of the Company, one-eighth of the shares subject to the option shall vest after six months of service, and the remainder will vest ratably in equal monthly installments over the succeeding forty-two months, provided, however, that the option will vest in its entirety upon a change of control in the Company. In addition, as a member of the Board of Directors of the Company, Mr. Olson is expected to receive an annual fee of $20,000, an additional annual fee of $5,000 for his service as a member of the Audit Committee of the Company, and an additional annual fee of $5,000 for his service as a member of the Compensation Committee.

On May 7, 2008, Karim Maskatiya resigned from the Board of Directors and the office of Co-Chairman in order to pursue personal interests that he believes he can better pursue in a manner that is in the best interests of the Company and its stockholders after resigning from the Board of Directors. Concurrent with Mr. Maskatiya’s resignation, director E. Miles Kilburn was appointed to the office of sole Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: May 9, 2008

By: /s/ George Gresham
George Gresham,
Executive Vice President and Chief Financial Officer